UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2021

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill LaneIrving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

(214) 771-9952

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Plan of Merger and Equity Purchase Agreement

On March 12, 2021, RumbleOn, Inc. (the “Company” or “RumbleOn”) entered into a Plan of Merger and Equity Purchase Agreement (the “Agreement”) with RO Merger Sub I, Inc., an Arizona corporation and wholly owned subsidiary of the Company (“Merger Sub I”), RO Merger Sub II, Inc., an Arizona corporation and wholly owned subsidiary of the Company (“Merger Sub II”), RO Merger Sub III, Inc., an Arizona corporation and wholly owned subsidiary of the Company (“Merger Sub III”), RO Merger Sub IV, Inc., an Arizona corporation and wholly owned subsidiary of the Company (“Merger Sub IV,” and together with Merger Sub I, Merger Sub II, and Merger Sub III, the “Merger Subs”), C&W Motors, Inc., an Arizona corporation, Metro Motorcycle, Inc., an Arizona corporation, Tucson Motorcycles, Inc., an Arizona corporation, and Tucson Motorsports, Inc., an Arizona corporation, William Coulter, an individual (“Coulter”), Mark Tkach, an individual (“Tkach” and together with Coulter, the “Principal Owners”), and certain other persons who own equity interests in the Acquired Companies (as defined in the Agreement) and execute a Seller Joinder (as defined in the Agreement) (together with the Principal Owners, the “Sellers” and each, a “Seller”), and Tkach, as the representative of the Sellers (the “Sellers’ Representative”). The Acquired Companies own and operate powersports retail dealerships under the RideNow brand which include sales, financing, and parts and service of new and used motorcycles, ATVs, UTVs, scooters, side by sides, sport bikes, cruisers, watercraft, and other vehicles and ancillary businesses and activities relating thereto.

The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, (i) the Company will acquire all of the equity interests (the “Equity Purchases”) in the Transferred Entities (as defined in the Agreement), (ii) Merger Sub I will merge with and into C&W Motors, Inc., with C&W Motors, Inc. continuing as a surviving corporation, (iii) Merger Sub II will merge with and into Metro Motorcycle, Inc., with Metro Motorcycle, Inc. continuing as a surviving corporation, (iv) Merger Sub III will merge with and into Tucson Motorcycles, Inc., with Tucson Motorcycles, Inc. continuing as a surviving corporation, and (v) Merger Sub IV will merge with and into Tucson Motorsports, Inc., with Tucson Motorsports, Inc. continuing as a surviving corporation, in each case under the laws of the State of Arizona and each as a wholly-owned subsidiary of the Company (the “Mergers”). The Equity Purchases and the Mergers will result in the acquisition from the Sellers of up to 46 Acquired Companies (the “Transaction”). The Transaction is expected to close (the “Closing”) in the second or third quarter of 2021. Effective as of the Closing, Tkach and Coulter will become executive officers and directors of the Company.

The Agreement provides that the Company will acquire the Acquired Companies in exchange for (i) $400,400,000 in cash plus or minus any adjustments for net working capital and closing indebtedness, and (ii) shares of the Company's Class B Common Stock having a value of $175,000,000 (the “Closing Payment Shares”), valued equally, on a per share basis, based upon the lowest value of (A) $30.00; (B) the VWAP of the Company's Class B Common Stock for the twenty (20) trading days immediately preceding the Closing, and (C) the value on a per share basis paid for the Class B Common Stock or any shares underlying securities convertible into or exercisable for Class B Common Stock by any person which purchases Class B Common Stock or any shares underlying securities convertible into or exercisable for Class B Common Stock from the Company from the date of the Agreement until the Closing not including purchases of Class B Common Stock underlying currently outstanding options, warrants, convertible notes, or other derivative securities. Ten percent (10%) of the Closing Payment Shares will be escrowed at Closing and will be released pursuant to the terms of the Agreement. The Company will finance the cash consideration through a combination of approximately $280,000,000 of debt provided by the Initial Lender (as defined below) and through the issuance of new equity for the remainder thereof.

Each of the Company, the Merger Subs, and the Sellers has provided customary representations, warranties and covenants in the Agreement. The completion of the Transaction is subject to various closing conditions, including (a) the making of all filings and other notifications required to be made under any Antitrust Law (as defined in the Agreement) for the consummation of the Transaction, the expiration or termination of all waiting periods relating thereto, and the receipt of all clearances, authorizations, actions, non-actions, or other consents required from a governmental authority under any Antitrust Law for the consummation of the Transaction, (b) performance in all respects by each party of its covenants and agreements, (c) the Company obtaining stockholder approval of the Transaction and related matters, (d) the Closing Payment Shares being approved for listing on Nasdaq, and (e) the receipt of consent to the Transaction from certain powersports manufacturers.

Certain RideNow minority equity holders are not initially parties to the Agreement and some of such minority holders have rights of first refusal (“ROFR”) with respect to the RideNow entity in which they own a stake.  If any of these equity holders either decide not to sell their interests to the Company or to exercise their ROFR, RumbleOn will not be able to acquire all of the Equity Interests of the Acquired Companies, or in certain cases any interests in an Acquired Company, and the consideration payable therefor in the Transaction will be correspondingly reduced. RideNow anticipates that all minority owners will participate in the Transaction and that no minority owners will exercise their ROFR, but there is no assurance this will occur.

The Agreement contains certain termination rights for both the Company and the Sellers' Representative. Both the Company and the Sellers' Representative have the right to terminate the Agreement if the Closing does not occur on or before June 30, 2021, subject to certain rights of the parties to extend the termination date to July 31, 2021, as set forth in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement a copy of which is attached to hereto as Exhibit 2.1, and is incorporated herein by reference.

Commitment Letter

On March 12, 2021, the Company entered into a commitment letter (the “Commitment Letter”) with Oaktree Capital Management, L.P. ( “Oaktree”). The Commitment Letter provides that, subject to the conditions set forth therein, Oaktree or certain funds or accounts within its Strategic Credit Strategy (the “Initial Lender”) commits to provide senior secured term loan facilities in an aggregate principal amount of up to $400,000,000 (the “Credit Facility”), comprised of (i) an initial advance of $280,000,000 to fund the Transaction, consummate the Refinancing (as defined in the Commitment Letter) and pay the Transaction costs and (ii) a delayed draw term facility of up to $120,000,000 to fund permitted acquisitions and similar investments and related fees and expenses.

The Credit Facility interest rates will be, at the option of the Company, (a) Adjusted LIBOR (as defined in the Commitment Letter) plus 8.25%, of which (i) Adjusted LIBOR plus 7.25% shall be paid in cash and (ii) 1.00% shall be payable in kind or (b) ABR (as defined in the Commitment Letter) plus 7.25%, of which (i) ABR plus 6.25% shall be paid in cash and (ii) 1.00% shall be payable in kind. The Credit Facility shall mature on the fifth anniversary of the Closing date of the Transaction (subject to extension with the consent of only the extending lender).

The Company and its subsidiaries will grant certain security interests to the Initial Lender to secure the Credit Facility, subject to certain exceptions and permitted liens, all to be more fully set forth in the definitive documentation for the Credit Facility. The Credit Facility will be subject to prepayment with the proceeds of certain events including 50% of excess cash flow, 100% of certain asset sales, 100% of proceeds of certain debt issuances, and 50% of certain public or private equity financings. The Commitment Letter provides that the Credit Facility will contain customary affirmative and negative covenants, and events of default, subject to certain carve-outs and exceptions as more fully described in the Commitment Letter.

The commitment to provide the Credit Facility is subject to certain conditions, including: the receipt of customary closing documents, completion of applicable “know your customer” requests and delivery of documentation related thereto, no material adverse change, delivery of customary financial reporting, specified representations and warranties, perfection of certain security interests, and delivery of customary legal opinions. The Company will pay certain fees and expenses in connection with obtaining the Credit Facility.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is attached to hereto as Exhibit 10.1, and is incorporated herein by reference.

Warrant

In connection with the Commitment Letter, in lieu of a commitment fee, the Company has agreed to issue to Oaktree a warrant purchase a number of shares of Class B Common Stock at an exercise price per share to be determined either at Closing or at termination of the Commitment Letter (the “Warrant”). If issued at Closing, the Warrant will be for that number of shares equal to $40,000,000 divided by the lowest price per share at which equity is issued in connection with financing the Transaction, which price shall also be the exercise price. If issued in connection with a termination of the Commitment Letter, the Warrant will be issued to purchase that number of shares equal to five percent (5%) of the Company's fully diluted market capitalization at the close of business on the day after a termination of the Commitment Letter is publicly announced divided by the weighted average price of the Company's Class B Common Stock for the five days immediately preceding such date, which price shall also be the exercise price. The Warrant is immediately exercisable upon the Closing or five days after the termination of the Commitment Letter and expires eighteen (18) months after the Closing or termination of the Commitment Letter.

The foregoing description of the Warrant is qualified, in its entirety, by the full text of the Warrant, a copy of which is attached hereto as Exhibit 4.1, and is incorporated by reference herein.

Bridge Loan

Also in connection with the Transaction, on March 12, 2021, the Company and its subsidiary, NextGen Pro, LLC (“NextGen Pro”), executed a secured promissory note with BRF Finance Co., LLC (“BRF Finance”), an affiliate of B. Riley Securities, Inc., pursuant to which BRF Finance has loaned the Company $2,500,000 (the “Bridge Loan”). The Bridge Loan matures on the earlier of September 30, 2021 or upon the issuance of debt or equity above a threshold. The Bridge Loan is secured by certain intellectual property assets held by NextGen Pro as set forth in Exhibit A to the secured promissory note. Interest will accrue on the Bridge Loan until maturity (by acceleration or otherwise) at a rate of 12% annually.

The foregoing description of the Bridge Loan is qualified, in its entirety, by the full text of the secured promissory note, a copy of which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

Certificate of Amendment and Changes to Incentive Plan

In contemplation of the Transaction, on March 9, 2021, the Board of Directors (the "Board") approved, subject to stockholder approval, (i) an amendment to the Articles of Incorporation of the Company to increase the number of shares of authorized Class B Common Stock to 100,000,000 (the “Certificate of Amendment”), and (ii) an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Incentive Plan”) to increase the authorized shares of Class B Common Stock available under the Incentive Plan from 700,000 shares to 2,700,000 shares and extend the term of the Incentive Plan for an additional ten years.

Registration Rights and Lock-Up Agreement

In connection with the Transaction, on March 12, 2021, the Company entered into a registration rights and lock-up agreement, by and among the Company and certain equity holders of the Acquired Companies (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement (i) the Company agreed to file a resale registration statement for the Registrable Securities (as defined in the Registration Rights Agreement) no later than thirty (30) days following the Closing, and to use commercially reasonable efforts to cause it to become effective as promptly as practicable following such filing, (ii) the equity holders were granted certain piggyback registration rights with respect to registration statements filed subsequent to the Closing, and (iii) the Lock-Up Holders (as defined in the Registration Rights Agreement) agreed, subject to certain customary exceptions, not to sell, transfer or dispose of any Company common stock for a period of one hundred and eighty (180) days from the Closing.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On March 12, 2021, Marshall Chesrown and Steven Berrard terminated the Amended and Restated Stockholders’ Agreement by and among the Company, Mr. Chesrown, Mr. Berrard, Berrard Holdings Limited Partnership, and the other stockholders listed thereto, dated as of February 8, 2017, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
                    Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The issuances of shares of the Company's Class B Common Stock in the Transaction and the Warrant (including the underlying Class B Common Stock) in Item 1.01 above will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) and Regulation D, Rule 506 thereunder, as transactions by an issuer not involving a public offering.

Item 7.01 Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated into this Item 7.01 by reference are the investor presentation and corresponding script, respectively, that will be used by the Company and RideNow in making presentations to certain existing stockholders of the Company and other persons with respect to the Transaction.

Attached hereto as Exhibit 99.3 and incorporated into this Item 7.01 by reference is the transcript from a pre-recorded introductory video by the Company.

The information in this Item 7.01 (including Exhibits 99.1, 99.2 and 99.3) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Item 8.01 Other Events.

On March 15, 2021, the Company and RideNow issued a joint press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.4, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Plan of Merger and Equity Purchase Agreement, dated March 12, 2021.
4.1	Warrant, dated March 12, 2021
10.1	Commitment Letter, dated March 12, 2021
10.2	Secured Promissory Note, dated March 12, 2021
10.3	Registration Rights and Lock-Up Agreement, dated March 12, 2021
99.1**	Investor Presentation, dated March 2021
99.2**	Investor Presentation Script, dated March 15, 2021
99.3**	Transcript of Recorded Introductory Video, dated March 15, 2021
99.4	Press release, dated March 15, 2021

*
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

 **
Furnished but not filed.

Additional Information about the Transaction and Where to Find It

In connection with the Transaction, RumbleOn intends to file relevant materials with the SEC, including a preliminary proxy statement, and when available, a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, RumbleOn will mail the definitive proxy statement and a proxy card to each RumbleOn stockholder entitled to vote at the meeting of stockholders relating to the Transaction. INVESTORS AND STOCKHOLDERS OF RUMBLEON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT RUMBLEON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RUMBLEON, RIDENOW, AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by RumbleOn with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting RumbleOn's investor relations section at www.rumbleon.com. The information contained on, or that may be accessed through, the websites referenced in this report is not incorporated by reference into, and is not a part of, this report.

Participants in the Solicitation

RumbleOn and its directors and executive officers may be deemed participants in the solicitation of proxies from RumbleOn’s stockholders with respect to the Transaction. A list of the names of those directors and executive officers and a description of their interests in RumbleOn will be included in the proxy statement for the proposed business combination and will be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement relating to the Transaction when available. Information about RumbleOn’s directors and executive officers and their ownership of RumbleOn’s common stock is set forth in RumbleOn’s definitive proxy statement for its 2020 Annual Meeting of Stockholders filed with the SEC on July 29, 2020. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the Transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

RideNow and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of RumbleOn in connection with the Transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement relating to the Transaction.

No Offer or Solicitation

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, by RumbleOn, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities will only be by means of a statutory prospectus meeting the requirements of the rules and regulations of the SEC and applicable law.

Forward Looking Statements

Certain statements made in this report are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook”, and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this report regarding the Transaction, including the benefits of the Transaction, revenue opportunities, anticipated future financial and operating performance, and results, including estimates for growth, and the expected timing of the Transaction. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of RumbleOn's control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Transaction; (2) the failure to obtain debt and equity financing required to complete the Transaction; (3) failure to obtain the OEM approvals; (4) the inability to complete the Transaction, including due to failure to obtain approval of the stockholders of RumbleOn, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (5) the impact of COVID-19 pandemic on RumbleOn's business and/or the ability of the parties to complete the Transaction; (6) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (7) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of management to integrate the combined company's business and operation, and the ability of the parties to retain its key employees; (8) costs related to the Transaction; (9) changes in applicable laws or regulations; (10) risks relating to the uncertainty of the proforma projected financial information with respect to the combined company; and (11) other risks and uncertainties indicated from time to time in the preliminary and definitive proxy statements to be filed with the SEC relating to the Transaction, including those under “Risk Factors” therein, and in RumbleOn's other filings with the SEC. RumbleOn cautions that the foregoing list of factors is not exclusive. RumbleOn cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RumbleOn does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither RumbleOn nor RideNow gives any assurance that after the Transaction the combined company will achieve its expectations.

Without limiting the foregoing, the inclusion of the financial projections in this report should not be regarded as an indication that RumbleOn considered, or now considers, them to be a reliable prediction of the future results. The financial projections were not prepared with a view towards public disclosure or with a view to complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, or with U.S. generally accepted accounting principles. Neither RumbleOn’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Although the financial projections were prepared based on assumptions and estimates that RumbleOn’s management believes are reasonable, RumbleOn provides no assurance that the assumptions made in preparing the financial projections will prove accurate or that actual results will be consistent with these financial projections. Projections of this type involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: March 15, 2021	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer